Exhibit 10.1

SETTLEMENT AGREEMENT

This Confidential Settlement Agreement (“Agreement”) is entered into as of the date of the last signature to this Agreement (“Effective Date”), by and between VPR BRANDS, LP (“VPR”), a Delaware limited partnership authorized to do business in Florida with a principal place of business located at 3001 Griffin Road, Fort Lauderdale, FL 33312, on the one hand; and XL VAPE, LLC (“XL Vape”), a limited liability company with a principal place of business at 1506 W. 28th Street, Torrance, CA 90501, VGOD LLC (“VGOD”), a limited liability company with a principal place of business at 1506 W. 28th Street, Torrance, CA 90501, SALTNIC LLC (“SaltNic”), a limited liability company with a principal place of business at 1506 W. 28th Street, Torrance, CA 90501, on the other hand. XL Vape, VGOD and SaltNic will be hereafter collectively referred to as the “XL Parties.” Each of the foregoing may be referred to hereafter as a “Party”, and together as the “Parties.”

WHEREAS, VPR and XL Vape were parties to a lawsuit captioned VPR Brands, LP. v. XL Vape, LLC, Civil Action No. 2:21-cv-01110(MCS), which was dismissed without prejudice in the United States District Court for the Central District of California, by stipulation of the Parties filed on July 26, 2021 (the “Action”);

WHEREAS, VPR alleges patent infringement of United States Patent No. 8,205,622 (the “‘622 Patent”), which allegations the XL Parties deny and to which the XL Parties raise affirmative defenses and counterclaims of non-infringement, invalidity and unenforceability of the ‘622 Patent, among others;

WHEREAS, VPR desires to license the ‘622 Patent and related patents and applications to the XL Parties, and the XL Parties desire to acquire a license to such intellectual property as hereinafter provided;

WHEREAS, the Parties desire a mutually beneficial, dispute-avoiding arrangement;

WHEREAS, VPR and the XL Parties wish to settle and compromise the Action, and all other claims, demands, and controversies between them relating to the Action;

NOW THEREFORE and in consideration of the terms and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Parties agree as follows:

1.	Recitals.

The foregoing recitals are true and correct, incorporated herein and made a part of this Agreement.

2.	Settlement Payment by the XL Parties

Each Party shall bear its own attorneys’ fees and costs relating to the Action, and each Party waives any and all claims for monetary relief related to the Action. Notwithstanding the foregoing, the XL Parties shall pay VPR the collective sum of One Hundred and Fifty-Five Thousand ($155,000.00) (the “Settlement Sum”) within 14 days after the Effective Date and after payment details are provided to XL Parties, whichever is later. For the avoidance of any doubt, the Settlement Sum reflects the total payment from all three XL Parties collectively and not an amount that each of the XL Parties agrees to pay to VPR. The Parties agree that Settlement Sum may be issued by any of the XL Parties, or a third party, and shall enure to the benefit of all of the XL Parties and constitute satisfaction of this provision on behalf of all of the XL Parties. Payment shall be made by wire payment to the SRIPLAW Trust Account. Payment details to provided separately by SRIPLAW.

The Parties agree and acknowledge that the Settlement Sum shall not be construed as an admission or acknowledgment that reflects, evidences, or supports any of the alleged harm and alleged damages as asserted by the Plaintiff. No other outside party will be entitled to a set off, or otherwise, with respect to the Settlement Sum. Each Party shall bear its own attorney’s fees and costs incurred in connection with all proceedings and related to this matter, including the preparation and drafting of this Agreement.

3.	VPR Representations, Warranties and Covenants.

VPR represents and warrants that: (i) it is the sole and exclusive owner of all right, title, and interest in and to the ‘622 Patent, and that no other third party owns any right to recover for infringement of or to assert any rights in or under the ‘622 Patent; (ii) it has the full, sole, and exclusive right to grant the licenses of the full scope set forth herein; (iii) it has the full, sole, and exclusive right to grant the releases and covenants set forth herein without the need for any consents, authorizations, or approvals not yet granted or obtained; (iv) there are no liens, conveyances, mortgages, assignments, encumbrances, or any other agreements or understandings that would prevent or impair the full and complete exercise of the terms of this Agreement, including the grant of the licenses and releases hereunder; (v) it has not assigned or otherwise transferred to any other entity any rights to the Licensed Patents or otherwise that would conflict or prevent it from entering into this Agreement.

4.	Grant of Non-Exclusive License to XL; Covenant Not to Challenge; Assignment

4.1  Grant of Fully Paid-Up License. Upon receipt of the Settlement Sum, VPR hereby grants to each of the XL Parties a fully paid-up, royalty free, non-exclusive license to practice the invention in the ‘622 Patent and all related patents and applications including, without limitation, the rights to make, have made, use, import, license, offer to sell, and sell the invention in the ‘622 Patent and all related patents and applications, domestic and foreign.

4.2  Covenant Not to Challenge ‘622 Patent. Each of the XL Parties covenants that they will take no action, directly or indirectly to render any claim of the ‘622 Patent invalid or unenforceable or not infringed, and that it will take no action, directly or indirectly to aid or assist any third-party to render any claim of any ‘622 Patent invalid or unenforceable or not infringed.

4.3  Assignment by XL. XL Vape, VGOD and/or SaltNic may not assign this Agreement, or assign or delegate any right or obligation under this Agreement, in whole or in part, without the prior written consent of VPR, which consent shall not be unreasonably withheld, except that XL Vape, VGOD and/or SaltNic may assign their non-exclusive license to an acquirer of all or substantially all of the equity or assets of their respective business or the surviving entity in any merger, consolidation, equity exchange, or reorganization of their business, provided that assignment does not materially enlarge or expand the rights granted to XL Vape, VGOD and/or SaltNic as determined by XL Vape, VGOD and/or SaltNic’s business in the licensed products prior to the execution of this Agreement.

4.4  Assignment by VPR. VPR may not assign this Agreement or its rights under the ‘622 Patent unless such assignments or transfers of rights are made subject to the rights granted to the XL Parties in this Agreement.

5.	Mutual General Release.

Each Party for itself and on behalf of its parents, subsidiaries, related companies, affiliates, assigns, and predecessor entities hereby remises, releases, acquits, satisfies, and forever discharges each and every other Party (including each Party’s past and present parent, subsidiary, affiliated, related or predecessor entities, and any and all of each such Party’s past and present officers, directors, agents, attorneys, accountants, representatives, insurers, servants, employees, independent contractors, shareholders, members, and partners) (hereinafter collectively referred to as the “Releasees”), of and from any and all manner of, claims, actions, causes of action, suits, debts, sums of money, accounts, reckonings, contracts, controversies, agreements, promises, damages, attorney’s fees, obligations and demands whatsoever, in law or in equity, whether based on contract, statute, tort, or strict liability, and whether for compensatory, special, punitive, statutory, or any other damages or remedies (collectively the “Claims”), which each Party had or now has against any of the Releasees prior to the Effective Date of this Agreement. Notwithstanding the foregoing, each Party expressly excludes from the effect of this Release and does not release the Releasees from the terms, conditions, obligations, and promises set forth in this Agreement.

In providing the general release, the Parties hereby waive any and all rights they may have pursuant to California Civil Code §1542 which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

6.	Governing Law and Venue.

This Agreement shall be governed by the laws of the United States and the laws of the State of California. The Parties agree that any suit, action, or other proceeding arising out of, or in connection with this Agreement shall be brought exclusively in the U.S. District Court for the Central District of California, and each Party hereby irrevocably consents and submits itself to, the proper and exclusive jurisdiction and venue of the U.S. District Court for the Central District of California for such purpose.

7.	Attorneys’ Fees for Enforcement of Agreement.

In the event of any litigation or proceeding, relating to the enforcement, interpretation, or breach of this Agreement, the prevailing party shall recover its reasonable attorneys’ fees, costs, and expenses incurred in connection with such litigation or proceedings, and including all such fees, costs, or expenses on appeal.

8.	Binding Effect and Parties Bound.

This Agreement and all covenants and releases set forth herein shall be binding upon and shall inure to the benefit of the Parties to this Agreement, their legal successors, agents, heirs, assigns, partners, officers, directors, representatives, owners, shareholders, employees, affiliated corporations and business entities.

9.	Authority.

Each of the undersigned signatories who signs this Agreement on behalf of another entity represents and warrants that they are authorized to execute this Agreement on behalf of that Party.

10.	Mutual Representations and Warranties.

Each Party represents and warrants that, as of the Effective Date, (1) it has the authority to execute this Agreement and has full right, power, and authority to enter into this Agreement and to be legally bound by the terms, conditions, covenants, and releases set forth herein, and (2) this Agreement and its performance under this Agreement will not violate any other agreements between it and any other entity.

11.	Entire Agreement.

The Parties acknowledge and represent that no promise or representation not contained in this Agreement has been made to them, and that this Agreement contains the entire understanding and agreement between the Parties. This Agreement supersedes all prior negotiations and agreements, proposed or otherwise, written or oral, concerning the subject matter hereof, and contains all terms and conditions pertaining to the compromise and settlement of any and all disputes relating to the Action.

12.	Headings and Captions.

Headings and captions contained in this Agreement are for convenience only, and shall not be considered for any purpose in construing this Agreement.

13.	No Presumption Against Drafting Party.

This Agreement and the provisions contained herein shall not be construed or interpreted for or against any Party hereto because said Party drafted or caused the Party’s legal representative to draft any of the provisions.

14.	Severability.

Each provision of this Agreement shall be considered severable. If for any reason any provision or provisions herein are determined to be invalid or contrary to any existing or future law, such invalidity shall not impair the operation or effect of any other provision of this Agreement.

15.	Amendments.

No modification of this Agreement shall be binding unless in writing and signed by the party to be charged.

16.	Notices.

All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand to such Party’s address set out herein with written confirmation of receipt; (b) when received by the addressee if sent by a nationally recognized overnight courier, receipt requested; (c) on the fifth day after the date mailed to such Party’s address set out herein, by certified or registered mail, return receipt requested, postage prepaid; or (d) when sent by electronic mail to counsel at the addresses below.

If to VPR, Notices shall be made to:

Kevin Frija

CEO

VPR Brands

3001 Griffin Road

Fort Lauderdale, FL 33312

kevin.frija@vprbrands.com

with courtesy copy to:

SRIPLAW

Attn: Joel Rothman

21301 Powerline Road

Suite 100

Boca Raton, FL 33433

joel@sriplaw.com

If to XL Vape, Notices shall be made to:

Wally Aloteibi

1506 W 228th St

Torrance, CA 90501

Wally@xlvape.com

with courtesy copies to:

Jeff Grant

Fox Rothschild LLP

10250 Constellation Blvd, Suite 900

Los Angeles, California 90067

jgrant@foxrothschild.com

James Yang

Klein, O’Neill & Singh LLP

30 Corporate Park, Suite 211

Irvine, CA 92606

If to VGOD, Notices shall be made to:

Wally Aloteibi

1506 W 228th St

Torrance, CA 90501

Wally@xlvape.com

with courtesy copies to:

Jeff Grant

Fox Rothschild LLP

10250 Constellation Blvd, Suite 900

Los Angeles, California 90067

jgrant@foxrothschild.com

James Yang

Klein, O’Neill & Singh LLP

30 Corporate Park, Suite 211

Irvine, CA 92606

If to SaltNic, Notices shall be made to

Wally Aloteibi

1506 W 228th St

Torrance, CA 90501

Wally@xlvape.com

with courtesy copies to:

Jeff Grant

Fox Rothschild LLP

10250 Constellation Blvd, Suite 900

Los Angeles, California 90067

jgrant@foxrothschild.com

James Yang

Klein, O’Neill & Singh LLP

30 Corporate Park, Suite 211

Irvine, CA 92606

17.	Counterparts.

This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts together constitute one and the same Agreement. The facsimile or electronic PDF signatures of the Parties shall be enforceable just as though they were the original signatures of the Parties.

IN WITNESS WHEREOF and intended to legally bound, the Parties have hereunto set their hands as of the date below.

VPR BRANDS, LP.

Dated: 03/18/2022	By:	/s/ Kevin Frija
	Name:	Kevin Frija
	Title:	CEO

XL VAPE, LLC

Dated: March 17, 2022	By:	/s/ Waleed Aloteibi
	Name:	Waleed Aloteibi
	Title:	CEO

VGOD LLC

Dated: March 17, 2022	By:	/s/ Waleed Aloteibi
	Name:	Waleed Aloteibi
	Title:	CEO

SALTNIC LLC

Dated: March 17, 2022	By:	/s/ Waleed Aloteibi
	Name:	Waleed Aloteibi
	Title:	CEO